UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 26, 2010
National American University Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52919	83-0479936

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 S. Highway 16, Suite 200 Rapid City, SD	57701

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (605) 721-5200
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On May 26, 2010, National American University Holdings, Inc. (the “Company”) entered into an underwriting agreement with the selling stockholders named therein and Stifel, Nicolaus & Company, Incorporated, William Blair & Company, L.L.C., and Signal Hill Capital Group LLC, as representatives of the several underwriters named therein, in connection with the follow-on public offering of its common stock. The Company previously filed the form of underwriting agreement as an exhibit to its Amendment No. 1 to Form S-1 registration statement filed on May 11, 2010 (File No. 333-165641).
Pursuant to the underwriting agreement, Stifel, Nicolaus & Company, Incorporated, William Blair & Company, L.L.C., and Signal Hill Capital Group LLC agreed to purchase 3,500,000 shares of the Company’s common stock from the Company and 3,500,000 shares from the selling stockholders, at a price of $7.05 per share. The underwriting agreement provides that the underwriters’ several obligations to purchase the common stock depend on the satisfaction of the conditions contained in the underwriting agreement, including the representations and warranties made by the Company and the selling stockholders to the underwriters are true; there is no material adverse change in the financial markets; and the Company and the selling stockholders deliver customary closing documents and legal opinions to the underwriters. The underwriters are committed to purchase and pay for all of the common stock being offered by the Company’s prospectus, if any such common stock is purchased.
The Company granted to the underwriters an over-allotment option, exercisable no later than 30 days from May 26, 2010, to purchase up to an aggregate of 1,050,000 additional shares. To the extent that the underwriters exercise their over-allotment option, the underwriters will become obligated, so long as the conditions of the underwriting agreement are satisfied, to purchase the additional common. The underwriters may exercise this option only to cover over-allotments made in connection with the sale of the common stock.
The Company and the selling stockholders agreed to indemnify the underwriters and persons who control the underwriters against liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.
A copy of the executed underwriting agreement is filed as Exhibit 1.1 to this report and is incorporated herein by reference. The foregoing description of the underwriting agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the underwriting agreement.
Item 8.01. Other Events.
On May 27, 2010, the Company issued a press release to announce the pricing of the Company’s follow-on public offering of its common stock at $7.50 per share and that the Company received approval to list its common stock on The NASDAQ Global Market. The Company’s common stock began trading on May 27, 2010 on The NASDAQ Global Market under the symbol “NAUH.” A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits. The following exhibits are filed herewith:

Exhibit
Number	Description
1.1	Underwriting Agreement, dated May 26, 2010, among National American University Holdings, Inc., the Selling Stockholders named therein, and Stifel, Nicolaus & Company, Incorporated, William Blair & Company, L.L.C., and Signal Hill Capital Group LLC, as representatives of the several underwriters named therein

99.1	Press Release, dated May 27, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
May 28, 2010

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.
By:	/s/ Samuel D. Kerr
	Name:	Samuel D. Kerr
	Title:	Provost, Secretary and General Counsel

Exhibit Index

Exhibit
Number	Description
1.1	Underwriting Agreement, dated May 26, 2010, among National American University Holdings, Inc., the Selling Stockholders named therein, and Stifel, Nicolaus & Company, Incorporated, William Blair & Company, L.L.C., and Signal Hill Capital Group LLC, as representatives of the several underwriters named therein

99.1	Press Release, dated May 27, 2010

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